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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                         FOR SEAGATE PERIPHERALS, INC.
                      (FORMERLY CONNER PERIPHERALS, INC.)

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Seagate Technology, Inc. of our report dated January 15, 1996, except for Note 6, Note 10 and Note 16 which are dated as of February 28, 1996, relating to the consolidated financial statements of Seagate Peripherals, Inc. (formerly Conner Peripherals, Inc.), appearing on page 25 of Seagate Technology, Inc.'s Annual Report on Form 10-K for the year ended June 28, 1996 (the Form 10-K). We also consent to the incorporation by reference of our report on the Financial Statement Schedule of Seagate Peripherals, Inc. (formerly Conner Peripherals, Inc.), which appears on page 26 of such Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
-------------------------
PRICE WATERHOUSE LLP

San Jose, California
February 10, 1997